                                                                   EXHIBIT 99.1



                   [SL GREEN REALTY CORP. LOGO AND LETTERHEAD]

                    420 Lexington Avenue New York City 10170



CONTACT
Michael W. Reid
Chief Operating Officer
-or-
Thomas E. Wirth
Chief Financial Officer
(212) 594-2700


FOR IMMEDIATE RELEASE


                   SL GREEN REALTY CORP. REPORTS A 19.4% GAIN
                     IN THIRD QUARTER FFO TO $0.86 PER SHARE


HIGHLIGHTS

         o 19.4% FFO increase to $0.86 per share (diluted) versus $0.72 per share (diluted); restated from $0.73 per share in the prior year

         o 33.3% increase in net income from continuing operations, $0.52 per share (diluted) versus $0.39 (diluted) the prior year

         o Maintained 97.0% portfolio occupancy versus the previous quarter

         o        Executed a two-year $100 million LIBOR SWAP at 2.29%

FINANCIAL RESULTS

NEW YORK, NY, OCTOBER 21, 2002 - SL Green Realty Corp. (NYSE:SLG) reported improved operating results for the three months ended September 30, 2002. During the period, funds from operations (FFO) before minority interests totaled $30.2 million, or $0.86 per share (diluted), compared to $23.6 million, or $0.72 per share (diluted), for the same quarter in 2001, a 19.4% increase over the prior year. The 2001 quarterly results included a $1.0 million charge, or $0.03 per share, for a one-time contribution to the Twin Towers Fund. Additionally, in accordance with new accounting guidelines, the 2001 results have been reduced by $0.01 per share due to an increase in interest expense related to the reclassification of a $0.3 million charge from the early extinguishment of debt. Excluding these charges, 2001 third quarter earnings would have been $0.76 per share (diluted), reducing the 2002 FFO increase to 13.1%. The 2002 growth was primarily attributable to increased contributions from the Company's 1515 Broadway joint venture, structured finance programs and lower interest rates.

Nine month results were also strong, reflecting an 8.9% FFO increase over 2001 as FFO before minority interests totaled $85.6 million or $2.45 per share (diluted), compared to $68.6 million or $2.25 per share (diluted) for the same period in the previous year. The growth is also attributable to increased contributions from the Company's joint venture and structured finance programs and lower interest rates.

For the quarter, net income available to common shareholders, adjusted for discontinued operations, property sales and the cumulative effect of an accounting change, increased 33.3% to $19.8 million, or $0.52 per share (diluted), compared to $14.9 million, or $0.39 per share (diluted), for the same period in the previous year. For the nine months ended September 30, 2002, adjusted net income increased 29.6% to $56.5 million, or $1.49 per share (diluted), as compared to $43.6 million, or $1.27 per share (diluted), for the same period in the previous year.

                              CONSOLIDATED RESULTS

Total quarterly revenues increased in the third quarter to $63.2 million (5.7%) during 2002 compared to $59.8 million during 2001. The $3.4 million growth in revenue resulted primarily from:

         o        Investment and preferred equity income ($1.9 million)

         o        2002 same store rental income ($0.8 million)

         o        Other income, primarily asset management fees ($0.6 million)

The Company's third quarter EBITDA increased $5.6 million resulting in increased margins before ground rent of 74.9% in 2002 compared to 65.9% for the same period last year. After ground rent, margins improved to 69.3% in 2002 from 60.3% in the corresponding prior period. This improvement in EBITDA margins were primarily due to the increased net income from joint ventures and the increase in structured finance income. The components of EBITDA changed as follows:

         o        $2.3 million increase in GAAP net operating income (NOI)

         o        $1.9 million increase in structured finance investment income

         o $1.0 million decrease in MG&A expenses, primarily due to the $1.0 million contribution to the Twin Towers Fund in 2001

         o $0.6 million increase in non-operating other income primarily due to on-going joint venture asset management fees

         o        $0.2 million decrease in lease buyout income

The $2.3 million improvement in GAAP NOI is comprised of the following:

         o        $3.0 million increase from joint venture net income

         o        $0.3 million increase from same store portfolio

         o        $0.2 million decrease to the partial sale of 110 East 42nd
                  Street

         o $0.6 million decrease from non-same store property results, including 50 West 23rd Street and e.Emerge

FFO for the quarter ended September 30, 2002 improved $6.6 million primarily as a result of an increase in EBITDA ($5.6 million), increased FFO adjustment from joint ventures and discontinued operations ($0.7 million) and lower interest costs ($0.3 million).

Lower interest costs ($0.3 million) were associated with: lower interest rates on floating rate debt ($0.9 million), reclassification of 2001 debt extinguishment ($0.3 million) and the proceeds from the Company's July 2001 common stock offering ($0.2 million) partially offset by higher average debt levels due to net acquisition and new structured finance investment activity ($0.8 million), annual loan amortizations and refinancings ($0.2 million) and increased costs for capital ($0.1 million).

The Company's 2001 results exclude gains on the sale of properties that totaled $0.6 million and $5.2 million for the three and nine months, respectively.

At the end of the quarter, consolidated debt totaled $548.7 million, reflecting a debt to market capitalization ratio of 33.8%.

                               SAME STORE RESULTS

During the third quarter, same store cash NOI remained flat at $24.6 million. Cash NOI margins before ground rent decreased year over year from 57.9% to 56.4%. The lower cash NOI was driven primarily by a $1.1 million (4.9%) increase in operating costs due to:

         o        $0.5 million (8.1%) increase in real estate taxes

         o $0.4 million (51.1%) increase in management, professional and advertising costs

         o        $0.2 million (24.7%) increase in security costs

         o        $0.1 million (2.7%) decrease in utility costs

The increase in operating costs were partially offset by $0.8 million (2.0%) increase in cash revenue primarily due to:

         o $1.4 million increase from replacement rents which were 39% higher than previously fully-escalated rents, including early renewals

         o $0.4 million decrease from lower occupancy in 2002 (96.9%) compared to 2001 (97.7%)

Approximately 86.0% of the quarterly electric expense was recovered through the utility clause in the tenants' leases.

                                LEASING ACTIVITY

During the quarter, the Company signed 50 office leases totaling approximately 354,000 rentable square feet with starting office cash rents averaging $33.23 per square foot, a 44.4% increase over previously escalated cash rents averaging $23.01 per square foot. Tenant concessions averaged 1.4 months of free rent and an allowance for tenant improvements of $16.49 per square foot. This leasing activity includes early renewals for 10 office leases totaling approximately 142,000 rentable square feet.

                                PROPERTY ACTIVITY

Due to the Company's intent to sell the property located at 50 West 23rd Street, the property's assets and liabilities have been classified to assets and liabilities held for sale on the balance sheet at September 30, 2002. As a result, the Company's operating results have been restated to classify all of the property's income to discontinued operations for all periods presented.

                               STRUCTURED FINANCE

At September 30, 2002, the structured finance portfolio, including preferred equity interests, remained substantially unchanged from the previous quarter totaling $194.7 million with a current yield of 12.40%, after seller financing.

                                      OTHER

As of September 30, 2002, the Company's portfolio consists of interests in 25 properties, aggregating 11.5 million square feet.

SL Green Realty Corp. is a self-administered and self-managed real estate investment trust ("REIT") that acquires, owns and manages commercial office properties in Manhattan. The Company is the only publicly held REIT which exclusively specializes in this niche.

The company will host a conference call and audio web cast on TUESDAY, OCTOBER 22 AT 2:00 P.M. ET to discuss the financial results. The conference call can be accessed by dialing (913) 981-4910. A replay of the call will be available through October 29, 2002, by dialing (719) 457-0820 or (888) 203-1112, confirmation code 163015. The call will be simultaneously broadcast via the Internet and individuals who wish to access the conference call should go to www.slgreen.com to log onto the call or to listen to a replay following the call.

Financial Tables attached

To receive SL Green's latest news release and other corporate documents, including the Third Quarter Supplemental Data, via FAX at no cost, please contact the Investor Relations office at 212-216-1601. All releases and supplemental data can also be downloaded directly from the SL Green website at:

www.slgreen.com.
---------------

THIS PRESS RELEASE CONTAINS CERTAIN" FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALTHOUGH THE COMPANY BELIEVES THE EXPECTATIONS REFLECTED IN SUCH FORWARD LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, ACTUAL RESULTS COULD VARY FROM THOSE PRESENTED HEREIN. THE RISKS AND UNCERTAINTIES ASSOCIATED WITH FORWARD-LOOKING STATEMENTS IN THIS RELEASE INCLUDE GENERAL ECONOMIC AND BUSINESS (PARTICULARLY REAL ESTATE) CONDITIONS, THE IMPACT OF TERRORIST ATTACKS, THE BUSINESS OPPORTUNITIES THAT MAY BE PRESENTED TO AND PURSUED BY THE COMPANY, CHANGES IN LAWS OR REGULATIONS (INCLUDING CHANGES TO LAWS GOVERNING THE TAXATION OF REITS),RISKS OF ACQUISITIONS, AVAILABILITY OF CAPITAL (DEBT AND EQUITY), INCREASES IN FINANCING AND OTHER COSTS, COMPETITION, SUPPLY AND DEMAND FOR PROPERTIES IN OUR CURRENT AND ANY PROPOSED MARKET AREAS, TENANTS' ABILITY TO PAY RENT AT CURRENT OR INCREASED LEVELS, ACCOUNTING PRINCIPLES, POLICIES AND GUIDELINES APPLICABLE TO REITS, ENVIRONMENTAL RISKS, TENANT BANKRUPTCIES AND DEFAULTS, THE AVAILABILITY AND COST OF COMPREHENSIVE INSURANCE, INCLUDING COVERAGE FOR TERRORIST ACTS, AND OTHER FACTORS, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY OF THE INFORMATION IN THIS PRESS RELEASE THAT BECOMES UNTRUE. FOR FURTHER INFORMATION ON FACTORS THAT COULD IMPACT THE COMPANY, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                      ###

                              SL GREEN REALTY CORP.
                       STATEMENTS OF OPERATIONS--UNAUDITED
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           Three Months Ended                Nine Months Ended
                                                                              September 30,                    September 30,
                                                                          2002            2001               2002          2001
                                                                      -------------   --------------     -------------  -----------
       REVENUE:
       Rental revenue                                                     $ 47,245         $ 46,237          $140,023      $151,138
       Escalations & reimbursement revenues                                  8,824            8,726            21,630        23,656
       Signage rent                                                            191              424               924           953
       Investment income                                                     3,871            3,306            11,420        11,626
       Preferred equity income                                               1,960              630             5,805           630
       Other income                                                          1,095              472             3,402         1,307
                                                                          --------         --------          --------      --------
          Total revenues                                                    63,186           59,795           183,204       189,310
      Total revenues                                                      --------         --------          --------      --------

      EXPENSES:
      Operating expenses including $1,722 and $5,068 (2002) and
          $2,298 and $4,123 (2001) to affiliates                            15,997           14,739            43,174        43,930
      Real estate taxes                                                      7,688            7,154            21,798        22,749
      Ground rent                                                            3,159            3,101             9,478         9,419
      Interest                                                               9,378            9,724            27,235        36,116
      Depreciation and amortization                                          9,795            8,792            28,648        27,192
      Marketing, general and administrative                                  3,160            4,116             9,719        11,331
                                                                          --------         --------          --------      --------
          Total expenses                                                    49,177           47,626           140,052       150,737
                                                                          --------         --------          --------      --------

      Income from continuing  operations before equity in net income
          (loss) from  affiliates, equity in net income of
          unconsolidated joint ventures, gain on sale, minority interest
          and a cumulative effect adjustment                                14,009           12,169            43,152        38,573
      Equity in net income (loss) from affiliates                               21              (57)              245          (984)
      Equity in net income from unconsolidated joint ventures                5,784            2,752            13,113         6,020
                                                                          --------         --------          --------      --------
          Operating earnings                                                19,814           14,864            56,510        43,609
      Gain on sale of rental properties                                         --              647                --         5,164
      Minority interest in operating partnership attributable to
          continuing operations                                             (1,167)            (950)           (3,380)       (3,313)
      Cumulative effect of change in accounting principle                       --               --                --          (532)
                                                                          --------         --------          --------      --------
       Income from continuing operations                                    18,647           14,561            53,130        44,298
       Income from discontinued operations, net of minority interest           789              786             2,034         2,076
                                                                          --------         --------          --------      --------
           Net income                                                       19,436           15,347            55,164        47,004
       Preferred stock dividends                                            (2,300)          (2,300)           (6,900)       (6,900)
       Preferred stock accretion                                              (123)            (114)             (368)         (343)
                                                                          --------         --------          --------      --------
           Net income available to common shareholders                    $ 17,013         $ 12,933          $ 47,896      $ 39,761
                                                                          ========         ========          ========      ========
           Net income per share (basic)                                   $   0.56         $   0.45          $   1.59      $   1.53
           Net income per share (diluted)                                 $   0.54         $   0.44          $   1.55      $   1.50
       Funds from operations (FFO)
           FFO per share (basic)                                          $   0.93         $   0.77          $   2.64      $   2.42
           FFO per share (diluted)                                        $   0.86         $   0.72          $   2.45      $   2.25
       FFO CALCULATION
       Income before minority  interests, preferred stock
           dividends, extraordinary loss, property sales and
           cumulative effect adjustment                                   $ 19,814         $ 14,864          $ 56,512      $ 43,609
       Less:
       Preferred stock dividend                                             (2,300)          (2,300)           (6,900)       (6,900)
       Add:
       FFO from discontinued operations                                        927            1,096             2,761         2,076
       Joint venture FFO adjustment                                          3,072            2,225             7,666         4,579
       Depreciation and amortization                                         9,795            8,791            28,648        27,956
       Amortization of deferred financing costs and depreciation of
           non-real estate assets                                          (1,046)          (1,055)           (3,086)       (3,371)
                                                                          --------         --------          --------      --------
       FFO - BASIC                                                          30,262           23,621            85,601        68,562
       Add:  Preferred stock dividends                                       2,300            2,300             6,900         6,900
                                                                          --------         --------          --------      --------
       FFO - DILUTED                                                      $ 32,562         $ 25,921          $ 92,497      $ 75,462
                                                                          ========         ========          ========      ========
       Basic ownership interests

           Weighted average REIT common shares                              30,357           28,511            30,185        25,988
           Weighted average partnership units held by minority
                interest                                                     2,180            2,280             2,224         2,286
                                                                          --------         --------          --------      --------
       Basic weighted average shares and units outstanding                  32,537           30,791            32,409        28,274
                                                                          ========         ========          ========      ========
       Diluted ownership interest
           Weighted average REIT common and common share equivalent         30,932           29,093            30,850        26,506
                shares
           Weighted average partnership units held by minority               2,180            2,280             2,224         2,286
                interests
           Common share equivalents for preferred stock                      4,699            4,699             4,699         4,699
                                                                          --------         --------          --------      --------
       Diluted weighted average equivalent shares and units
                outstanding                                                 37,811           36,072            37,773        33,491
                                                                          ========         ========          ========      ========

                              SL GREEN REALTY CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Amounts in Thousands)

                                                                            September 30,          December 31,
                                                                                 2002                  2001
                                                                           ----------------       -------------
                                                                             (Unaudited)
ASSETS
Commercial real estate properties, at cost:
Land and land interests                                                       $  131,078           $  138,337
Buildings and improvements                                                       675,499              689,094
Building leasehold                                                               147,911              144,736
Property under capital lease                                                      12,208               12,208
                                                                              ----------           ----------
                                                                                 966,696              984,375
Less accumulated depreciation                                                   (119,056)            (100,776)
                                                                              ----------           ----------
                                                                                 847,640              883,599

Assets held for sale                                                              29,060                   --
Cash and cash equivalents                                                         25,555               13,193
Restricted cash                                                                   32,538               38,424
Tenant and other receivables, net of allowance of $5,860 and
     $3,629 reserve in 2002 and 2001, respectively                                 8,102                8,793
Related party receivables                                                          4,832                3,498
Deferred rents receivable net of allowance of $6,321 and $5,264 in
     2002 and 2001, respectively                                                  54,992               51,855
Investment in and advances to affiliates                                           3,140                8,211
Structured finance investments, net of discount of $303 and $593 in
     2002 and 2001, respectively                                                 194,709              188,638
Investments in unconsolidated joint ventures                                     217,108              123,469
Deferred costs, net                                                               34,957               34,901
Other assets                                                                      14,569               16,996
                                                                              ----------           ----------
Total assets                                                                  $1,467,202           $1,371,577
                                                                              ==========           ==========


LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable                                                        $  374,800           $  409,900
Revolving credit facility                                                        173,931               94,931
Derivative instruments at fair value                                               8,540                3,205
Accrued interest payable                                                           1,801                1,875
Accounts payable and accrued expenses                                             32,893               22,819
Deferred compensation awards                                                         671                1,838
Deferred revenue/gain                                                              3,842                1,381
Capitalized lease obligations                                                     15,895               15,574
Deferred land lease payable                                                       14,466               14,086
Dividend and distributions payable                                                16,693               16,570
Security deposits                                                                 19,420               18,829
Liabilities related to assets held for sale                                       22,545                   --
                                                                              ----------           ----------
Total liabilities                                                                685,497              601,008
                                                                              ----------           ----------

Commitments and contingencies                                                     44,941               46,430

8% Preferred Income Equity Redeemable Shares $0.01 par value, $25.00 mandatory liquidation preference, 25,000 shares authorized, 4,600
     outstanding at September 30, 2002 and December 31, 2001                     111,599              111,231

STOCKHOLDERS' EQUITY
Common stock, $0.01 par value 100,000 shares authorized, 30,376 and
     29,978 issued and outstanding at September 30, 2002 and
     December 31, 2001, respectively                                                 303                  300
Additional paid-in capital                                                       591,668              583,350
Deferred compensation plan                                                        (5,987)              (7,515)
Accumulated other comprehensive loss                                              (8,279)              (2,911)
Retained earnings                                                                 47,460               39,684
                                                                              ----------           ----------
Total stockholders' equity                                                       625,165              612,908
                                                                              ----------           ----------

Total liabilities and stockholders' equity                                    $1,467,202           $1,371,577
                                                                              ==========           ==========

                              SL GREEN REALTY CORP.
                        SELECTED OPERATING DATA-UNAUDITED


                                                                          September 30,
                                                                      2002            2001
                                                                      ----            ----
   OPERATING DATA:

   Net rentable area at end of period (in 000's)(1)                  11,533          10,036
   Portfolio occupancy percentage at end of period                    97.0%           97.5%
   Same store occupancy percentage at end of period                   96.9%           97.7%
   Number of properties in operation                                     25              25
   Office square feet leased (rentable)                             354,000         263,000
   Average mark-to-market percentage-office                           44.4%           40.4%
   Average rent per rentable square feet                             $33.23          $40.10



(1)      Includes wholly owned and majority and minority owned properties.